Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Perceptron, Inc.

Plymouth, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-93910, No. 333-131421, No. 333-163324, No. 333-163325, No. 333-185209, No. 333-195073, No. 333-195074, and No. 333-222168) of Perceptron, Inc. of our report dated September 28, 2020 relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

September 28, 2020